 Ex. 4.19

SOUTHERN CALIFORNIA GAS

COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION

(successor by merger to U.S. Bank Trust National Association,

formerly known as First Trust of California, National Association)

TRUSTEE

SUPPLEMENTAL INDENTURE

To Base Indenture dated October 1, 1940

Dated as of October 17, 2003

TABLE OF CONTENTS

PAGE
PARTIES	1
RECITALS	1
Execution of Base Indenture and Supplements thereto	1
Recording of Base Indenture and Supplements thereto	1
Bonds heretofore issued	2
Creation of First Mortgage Bonds, Series HH, due 2018	2
Lien on After Acquired Property	2
Purpose of Supplemental Indenture	2
Fulfillment of Conditions Precedent	3
GRANTING CLAUSES	3
Real Property in California counties specified in Schedule A	4
Plant, system and utilities in specified counties and elsewhere	4
Other properties now or hereafter owned	4
Excepted Properties	4
HABENDUM AND DECLARATION OF TRUST	5
ARTICLE I AMOUNT, FORM, NUMBERING, DENOMINATION, TRANSFER AND EXCHANGE OF SERIES HH BONDS, DUE 2018	5
SECTION 1.01. AUTHORIZED AMOUNT OF SERIES HH BONDS, DUE 2018	5
SECTION 1.02. SERIES HH BONDS, DUE 2018; ISSUABLE AS FULLY REGISTERED BONDS	5
SECTION 1.03. GLOBAL SECURITIES	7
SECTION 1.04. FORM OF LEGEND FOR GLOBAL SECURITY	7
SECTION 1.05. FORM OF REGISTERED BONDS AND CERTIFICATE	7
SECTION 1.06. OTHER PROVISIONS AND ENDORSEMENTS	7
SECTION 1.07. DENOMINATIONS; NUMBER	8
SECTION 1.08. EXCHANGEABILITY OF SERIES HH BONDS, DUE 2018	8
SECTION 1.09. OFFICES OR AGENCIES FOR PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE OF SERIES HH BONDS, DUE 2018	8
SECTION 1.10. CERTAIN CONDITIONS AS TO TRANSFER, ETC., OF SERIES HH BONDS, DUE 2018	8
ARTICLE II INTEREST, MATURITY DATE, REDEMPTION AND CERTAIN OTHER PROVISIONS OF SERIES HH BONDS, DUE 2018	8
SECTION 2.01. INTEREST RATE, MATURITY DATE AND PLACES AND MEDIUM OF PAYMENT OF SERIES HH BONDS, DUE 2018	8
SECTION 2.02. REDEMPTION OF SERIES HH BONDS, DUE 2018	8
SECTION 2.03. CANCELLATION OF SERIES HH BONDS, DUE 2018	8
SECTION 2.04. OTHER PROVISIONS OF SERIES HH BONDS, DUE 2018	9
SECTION 2.05. RENEWAL FUND FOR SERIES HH BONDS, DUE 2018	9
SECTION 2.06. DEFEASANCE OF SERIES HH BONDS, DUE 2018	9
ARTICLE III SUNDRY PROVISIONS	10
SECTION 3.01. TRUSTEE NOT RESPONSIBLE FOR RECITALS; RECORDATION OF SUPPLEMENTAL INDENTURE AS REQUIRED BY LAW	10
SECTION 3.02. DATE OF SUPPLEMENTAL INDENTURE AND SERIES HH BONDS, DUE 2018, ARE DATES OF IDENTIFICATION	10
SECTION 3.03. SUPPLEMENTAL INDENTURE DEEMED TO BE PART OF BASE INDENTURE	11
SECTION 3.04. TRUSTEE ACCEPTS TRUSTS ON SAME TERMS EXPRESSED IN BASE INDENTURE	11
SECTION 3.05. EXECUTION OF SUPPLEMENTAL INDENTURE IN COUNTERPARTS	11
SECTION 3.06. DEFINED TERMS	11
SECTION 3.07. CONFLICTING PROVISIONS	11
SECTION 3.08. GOVERNING LAW	11
SECTION 3.09. OTHER SUNDRY PROVISIONS	11
TESTIMONIUM	1
SIGNATURES AND SEALS	1
SCHEDULE A	1
EXHIBIT A	1

THIS SUPPLEMENTAL INDENTURE, dated as of October 17, 2003 (this "Supplemental Indenture"), is made and entered into in the City of Los Angeles, State of California by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the "Corporation") and U.S. BANK NATIONAL ASSOCIATION (successor by merger to U.S. Bank Trust National Association, formerly known as First Trust of California, National Association), an association duly organized and existing under the laws of the United States of America and having a corporate trust office in the City and County of Los Angeles, State of California (hereinafter, together with its predecessors as trustees under the Indenture referred to below, sometimes called the "Trustee").

WITNESSETH:

WHEREAS, the Corporation has executed and delivered to the Trustee a certain Indenture (hereinafter referred to as the "Base Indenture") dated October 1, 1940, to secure bonds of the Corporation designated generally as its "First Mortgage Bonds" to be issued from time to time in one or more series, any of which series may vary from any other as to certain particulars specified in Section 2.01 of the Base Indenture, and the Corporation has executed and delivered to the Trustee supplemental indentures dated, respectively, as of July 1, 1947, May l, 1948, June 1, 1950, April 1, 1952, August 1, 1955, June 1, 1956, December 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964, June 1, 1965, December 1, 1966, October 1, 1970, August 1, 1972, September 1, 1972, October 1, 1974, May 1, 1976, October 1, 1977, November 1, 1979, February 1, 1981, September 15, 1981, April 1, 1982, August 15, 1983, May 18, 1984, December 16, 1985, March 1, 1986, November 15, 1986, December 1, 1986, January 15, 1988, June 15, 1988, November 1, 1988, December 1, 1990, October 1, 1991, August 15, 1992, December 15, 1992, March 1, 1993, June 15, 1993, November 1, 1993, November 15, 1993 and October 1, 2002 supplementing and amending the Base Indenture (each, a "Prior Supplemental Indenture," and the Base Indenture together with all Prior Supplemental Indentures and this Supplemental Indenture being herein collectively referred to as the "Indenture"); and

WHEREAS, the Base Indenture and the Prior Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April l, 1952 and August 1, 1955, are recorded in the office of the County Recorder of each of the Counties listed below in the Official Records thereof, as stated in the Prior Supplemental Indenture dated as of June l, 1956; the Prior Supplemental Indentures dated, respectively, as of June 1, 1956 and December 1, 1956, are so recorded as stated in the Prior Supplemental Indenture dated as of July 1, 1957; the Prior Supplemental Indenture dated as of July 1, 1957 and each subsequently dated Prior Supplemental Indenture (other than the Prior Supplemental Indenture dated October 1, 2002) is so recorded as stated in the Prior Supplemental Indenture dated as of the next succeeding date; and the Prior Supplemental Indenture dated as of October l, 2002 is recorded in the offices of the County Recorders in the Counties of the State of California, as follows:

County	Reference	Date

Fresno	Official Records, Document 02-0181136	October 14, 2002
Imperial	Official Records, Document 02-026619	October 17, 2002
Kern	Official Records, Document 02-02170190	October 11, 2002
Kings	Official Records, Document 02-22771	October 14, 2002
Los Angeles	Official Records, Document 02-2379242	October 9, 2002
Orange	Official Records, Document 02-0883135	October 11, 2002
Riverside	Official Records, Document 02-568597	October 11, 2002
San Bernardino	Official Records, Document 02-0541056	October 10, 2002
San Diego	Official Records, Document 02-0878743	October 10, 2002
San Luis Obispo	Official Records, Document 02-107564	December 9, 2002
Santa Barbara	Official Records, Document 02-0102671	October 11, 2002
Tulare	Official Records, Document 02-0079534	October 11, 2002
Ventura	Official Records, Document 02-0247870	October 11, 2002

WHEREAS, bonds of the Corporation of three (3) series designated, respectively, as its "First Mortgage Bonds, Series EE, due 2025," "First Mortgage Bonds, Series FF, due 2003" and "First Mortgage Bonds, Series GG, Due 2012" are outstanding as a part of the First Mortgage Bonds referred to in the Indenture, each such series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

WHEREAS, pursuant to the provisions of Sections 2.01 and 2.02 of the Indenture, the Board of Directors has, by resolution duly adopted and delivered to the Trustee, created, as a part of the First Mortgage Bonds referred to in the Indenture, a new series of bonds designated "First Mortgage Bonds, Series HH, due 2018" (the "Series HH Bonds"), to be of the form, terms and provisions provided in that resolution and herein, which new series of bonds, unless and until the taking of further appropriate action by the Board of Directors, is to be without limitation as to aggregate authorized principal amount and of which series of bonds in the aggregate principal amount of $250,000,000 are to be presently issued; and

WHEREAS, it is provided in the Indenture that all the business, franchises and properties, real, personal, and mixed, of every kind and nature whatsoever and wheresoever situated, which might thereafter be acquired by the Corporation, shall be as fully embraced within the lien thereof as if said properties were owned by the Corporation at the date of the Base Indenture and were particularly described therein and specifically conveyed thereby, excepting certain properties expressly excepted by the provisions of the Indenture; and

WHEREAS, subsequent to the execution of the most recently recorded Prior Supplemental Indenture identifying after acquired property, the Corporation has acquired properties hereinafter mentioned or referred to, all of which properties, upon the acquisition thereof by the Corporation, became and now are subject to the lien, operation and effect of the Indenture by virtue of the after-acquired property clause or other clauses thereof; the Corporation, nevertheless, desires to execute, acknowledge, deliver and cause to be recorded this Supplemental Indenture for the purposes, among others, of expressly and specifically subjecting such after-acquired properties to the lien of the Indenture and of further assuring and confirming the lien of the Indenture on all of the properties of every kind and character, whether real or personal and regardless of the date of acquisition thereof by the Corporation, intended to be subjected to the lien thereof; and

WHEREAS, under the provisions of Sections 2.02 and 16.01 of the Indenture, the Corporation and the Trustee may execute and deliver a Supplemental Indenture (i) to set forth the particulars, permitted by Section 2.01 of the Indenture, as to which the Series HH Bonds may vary from the bonds of the other series of the First Mortgage Bonds, and (ii) for any purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the making, executing, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Corporation; and

WHEREAS, the issuance of the Series HH Bonds and the encumbrances of the Corporation's property to secure the Series HH Bonds pursuant to this Supplemental Indenture have been authorized by the Public Utilities Commission of the State of California:

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, receipt of which is hereby acknowledged, and in order: (a) to set forth or specify (i) the form of the fully registered Series HH Bonds, and the form of the certificate to be endorsed on all Series HH Bonds, and (ii) the terms and provisions of the Series HH Bonds, including the particulars thereof which vary from the bonds of the other series of the First Mortgage Bonds; and (b) further to secure the payment of both the principal of and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Indenture, including specifically, but without limitation, all of the First Mortgage Bonds now outstanding and the $250,000,000 aggregate principal amount of Series HH Bonds and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Indenture, and without in any way limiting the generality or effect of the Indenture insofar as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain, sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto U.S. Bank National Association, the Trustee, and to its successors or successors in the trust created by the Indenture, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the Indenture to any of the properties hereinafter referred to or described, to the exceptions (other than as expressly provided in the granting clauses of the Prior Supplemental Indentures dated respectively as of June 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964 and December 1, 1966 with respect to exception (f) set forth on page 67 of the Base Indenture and reading as follows: "(f) Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Corporation, or any property or equipment now or hereafter owned by the Corporation and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage;" which exception (f) is by said granting clauses expressly made inapplicable to certain therein specified parcels of property), reservations, conditions, terms and provisions provided in the Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the Corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresoever situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:

FIRST: All of the lots, pieces and parcels of land and rights or interests in real property situated in the Counties in the State of California, specifically described and mentioned or enumerated in Schedule A attached hereto, to which reference is hereby made and the same is made a part hereof with the same force and effect as if the same were here set forth at length.

SECOND: All and singular the plants, properties, equipment, real and personal property, estates, interests, goodwill, generating, transmission, feeding, storing, and distribution systems, and utilities of the Corporation situated in the Counties of Fresno, Imperial, Kern, Kings, Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, Tulare and Ventura, and elsewhere, in the State of California, with all and singular the franchises, ordinances, grants, easements, licenses, powers, immunities, permits, privileges, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same and any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said counties or elsewhere in said state or any other state or states.

THIRD: All other property, real, personal and mixed, of every kind, nature and description (including, without in any way limiting the effect or the generality hereof, all facilities; all stocks, bonds and other securities from time to time conveyed, assigned, transferred, mortgaged or pledged on behalf of the Corporation, or with its consent, to the Trustee in the manner and for the purposes as provided in the Indenture; all gas manufacturing plants, boilers, engines, compressors, motors, pumps, generators, gasholders, tanks, appliances, oil storage facilities, gas storage facilities, wells, buildings, structures, plants, works and other improvements; all gas transmission and distributing lines and systems; all meters and regulators and all other apparatus, machinery, appliances, tools, furniture, fixtures, supplies, facilities and utilities and other personal property; or any right or interest in any thereof; all business and goodwill, rights, consents, franchises, ordinances, licenses, agreements, contracts, permits, easements, rights of way, leases and leasehold interests; powers, grants, privileges and immunities to construct, operate and. maintain lines and other facilities or properties for conveying gas or other commodity or utility for any purpose or purposes through, under and over public streets or highways, or public or private places or property; all reversions, remainders, tolls, incomes, revenues, earnings, rents, issues and profits of any property, real, personal and mixed; and all other classes and types of property described or referred to in the Indenture), now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation, including the interest of the Corporation in all leases now or hereafter owned by it, together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Indenture, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.

SAVING AND EXCEPTING, however, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the Corporation or hereafter acquired by it, expressly saved and excepted from the lien of the Indenture and therein referred to as the "excepted property" (except as otherwise expressly provided in any Prior Supplemental Indenture hereinabove mentioned with respect to exception (f) of said "excepted property"), unless and until, upon the occurrence of an event of default under the Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.

TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of the Corporation, now or hereafter outstanding under the Indenture as from time to time in effect, and for the enforcement and payment of said bonds and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture as from time to time in effect, so that each and every such bond shall have the same lien and so that the principal and interest of every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Base Indenture.

IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all such bonds are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Indenture is to be held, subject to the covenants, conditions, uses and trusts therein set forth.

ARTICLE I
AMOUNT, FORM, NUMBERING, DENOMINATION, TRANSFER AND EXCHANGE OF SERIES HH BONDS, DUE 2018

Section 1.01. The Series HH Bonds may be issued at any time or from time to time upon and subject to the terms and provisions of the Indenture. Unless and until the taking of further appropriate action by the Board of Directors of the Corporation the Series HH Bonds shall be without limitation as to aggregate authorized principal amount.

Section 1.02. The Series HH Bonds shall be issued only as fully registered bonds without coupons. In addition, the Series HH Bonds may be issuable in whole or in part in the form of one or more securities that evidences all or part of the bonds of such series which is issued to a depository or a nominee thereof for such series (a "Global Security") and, in such case, the Board of Directors shall appoint a clearing agency registered under the Exchange Act of 1934, as amended (the "Exchange Act"), designated to act as depositary (a "depositary") for such Global Securities.

Section 1.03. In the event the Series HH Bonds are issued as a Global Security the following provisions, in addition to the provisions of the Indenture, shall apply:

(a) Each Global Security authenticated under the Indenture shall be registered in the name of the depositary designated for such Global Security or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single bond for all purposes of this Supplemental Indenture.

(b) Notwithstanding any other provision in this Supplemental Indenture, no Global Security may be exchanged in whole or in part for bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary for such Global Security or a nominee thereof unless (A) such depositary has notified the Corporation that it is unwilling or unable to continue as depositary for such Global Security and a successor depositary has not been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, (B) if at any time the depositary ceases to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Corporation within 90 days after it became aware of such cessation, (C) the Corporation, in its sole discretion, executes and delivers to the Trustee a written order signed in the name of the Corporation by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary to the effect that such Global Security, together with all other Global Securities of the same series, shall be exchangeable as described below, or (D) an Event of Default (as defined in Section 1.02 of the Indenture) has occurred and is continuing with respect to the Series HH Bonds. If any of the events described in clauses (A) through (D) of the preceding sentence occur, the beneficial owners of interests in the relevant Global Securities will be entitled to exchange those interests for definitive bonds and, without unnecessary delay but in any event not later than the earliest date on which those interests may be so exchanged, the Corporation will deliver to the Trustee definitive bonds in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in an aggregate principal amount equal to the principal amount of such Global Securities, such bonds to be duly executed by the Corporation.. On or after the earliest date on which such beneficial interests may be so exchanged, such Global Securities shall be surrendered from time to time by the depositary as shall be specified in the order from the Corporation with respect thereto (which the Corporation agrees to deliver), and in accordance with any instructions given to the Trustee and the depositary (which instructions shall be in writing but need not be contained in or accompanied by an officers' certificate or be accompanied by an opinion of counsel), as shall be specified in the order from the Corporation with respect thereto to the Trustee, as the Corporation's agent for such purpose, to be exchanged, in whole or in part, for definitive bonds as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive bonds of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such depositary or its custodian. If a definitive bond is issued in exchange for any portion of a Global Security after the close of business at the place where such exchange occurs on or after (i) any regular record date for the date the interest is due (the "Interest Payment Date") for such bond and before the opening of business at that place of payment on the next Interest Payment Date, or (ii) any special record date for the payment of interest for such bond and before the opening of business at such place of payment on the related proposed date for the payment of the interest which was not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest"), as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive bond, but shall be payable on the Interest Payment Date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

(c) Subject to Clause (b) above, any exchange or transfer of a Global Security for other bonds may be made in whole or in part, and all bonds issued in exchange for or upon transfer of a Global Security or any portion thereof shall be registered in such names as the depositary for such Global Security shall direct.

(d) Every bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such bond is registered in the name of a person other than the depositary for such Global Security or a nominee thereof.

Section 1.04. Unless otherwise specified as contemplated by Section 2.01 for the bonds evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Section 1.05. The fully registered bonds without coupons and the certificate of authentication to be endorsed on all Series HH Bonds shall be substantially in the form set forth on Exhibit A.

Section 1.06. The Series HH Bonds may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto; and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

Section 1.07. The fully registered Series HH Bonds shall be issuable in denominations of $1,000, $5,000, $10,000, $25,000 or multiples of $25,000 and shall be dated as provided in paragraph 1 of Section 2.01 of the Indenture. The definitive Series HH Bonds shall be numbered in such manner as the Corporation shall at any time or from time to time determine.

Section 1.08. In the manner and subject to certain conditions and limitations specified herein and in the Indenture, Series HH Bonds may be exchanged without a service charge for a like aggregate principal amount of such Series HH Bonds of other authorized denomination or denominations; provided that the Corporation may require payment of a sum or sums sufficient to reimburse it for any stamp tax or other governmental charge payable in connection therewith.

Section 1.09. The Corporation shall maintain in the City and County of San Francisco, State of California, and in such other place or places as the Corporation may designate at any time or from time to time, an office or agency where Series HH Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San Francisco shall be the corporate trust office of the Trustee unless and until the Corporation shall designate another office or agency by notice in writing delivered to the Trustee. Notwithstanding the foregoing, if and when definitive bonds are issued, the Corporation shall maintain in the Borough of Manhattan, City and County of New York, State of New York, an office or agency where Series HH Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture.

Section 1.10. No transfer or exchange of any Series HH Bonds pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bonds and of the Indenture.

ARTICLE II
INTEREST, MATURITY DATE, REDEMPTION AND CERTAIN OTHER PROVISIONS OF SERIES HH BONDS, DUE 2018

Section 2.01. The Series HH Bonds shall bear interest at the rate, shall be expressed to mature as to principal, and shall be payable as to principal and interest at such place or places and in such money, all as provided in the form of Series HH Bond set forth on Exhibit A hereto and by the applicable provisions of the Indenture. In addition, October 17, 2003 shall be an Interest Payment Date for the Series HH Bonds for purposes of Section 2.01 of the Base Indenture (as supplemented by the Prior Supplemental Indentures), provided that no interest shall be payable on such date.

Section 2.02. The Series HH Bonds shall be subject to redemption prior to maturity as set forth in the form of Series HH Bond set forth on Exhibit A, upon notice, in the manner and otherwise upon the terms and conditions and with the effect, as provided herein and by the applicable provisions of the Indenture.

Section 2.03. The Corporation may at any time deliver to the Trustee for cancellation any Series HH Bonds previously authenticated and delivered under the Indenture which the

Corporation may have acquired in any manner whatsoever and all Series HH Bonds so delivered shall be promptly cancelled by the Trustee upon the request of the Corporation.

Section 2.04. The Series HH Bonds shall, except as in this Supplemental Indenture otherwise expressly provided, be on the terms and provisions, and shall represent such rights and be entitled to such benefits, as are applicable thereto by the terms of the Indenture.

Section 2.05. The Series HH Bonds shall be entitled to the benefits of the Renewal Fund as provided in the Indenture.

Section 2.06. The following Section 11.01A shall apply to the Series HH Bonds in lieu of Section 11.01 of the Indenture:

"Section 11.01A If the Corporation, its successors or assigns, shall

(a) pay or cause to be paid the principal of and interest on the bonds and coupons and claims for interest thereon to become due at the time and in the manner stipulated therein and herein, and/or

(b) provide for the payment of the bonds and interest thereon by depositing in cash with the Trustee or other depositary satisfactory to it at any time at or before maturity the entire amount due or to become due thereon for principal and interest to maturity of all the bonds outstanding, and/or

(c) in case of a call of all of the bonds then outstanding for redemption, deposit with the Trustee on or before the date on which all of such bonds (other than those which shall have matured by their terms) shall have been called for redemption, as provided in Article VII, the entire amount of the redemption price thereof, including interest and premium, if any, and shall deliver to the Trustee (1) proof satisfactory to the Trustee that notice of redemption as provided in Article VII has been given, or (2) proof satisfactory to the Trustee that arrangements have been made insuring that such notice will be given, or (3) a written instrument executed by the Corporation under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the Corporation, and/or

(d) surrender to the Trustee for cancellation all the bonds and coupons thereto appertaining for which payment is not so provided,

and shall also pay, or satisfactorily provide, all other sums due and payable hereunder by the Corporation, including the compensation and expenses of the Trustee, then and in that case,

(i) at the request of the Corporation all the mortgaged property shall revert to the Corporation and the entire estate, right, title and interest of the Trustee and of the holders and registered owners of the bonds and coupons in respect of the mortgaged property shall thereupon cease, determine and become void; and

(ii) the Trustee in such case, upon the cancellation of all outstanding bonds and coupons for the payment of which cash shall not have been deposited in accordance with the provisions of this Indenture, shall upon request of the Corporation, and at its cost and expense (A) and upon delivery to it of an opinion of counsel stating that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since October 14, 2003 there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of Series HH Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, execute to the Corporation, or its order, proper instruments acknowledging satisfaction of this Indenture and (B) shall surrender to the Corporation, or its order, all cash and deposited securities, if any, which shall then be held by it hereunder as a part of the mortgaged property (exclusive of cash held in trust as provided in Section 5.03); provided, however, that if any such property shall have been delivered to the Trustee by any person or corporation other than the Corporation, the same shall be delivered or otherwise disposed of in accordance with any reservations, limitations, conditions or provisions which may have been set forth in the instrument in writing then executed, if any, respecting the use, management or disposition thereof; and provided further that if the Corporation pursuant to clauses (1) or (2) of subdivision (c) above shall have delivered to the Trustee proof satisfactory to it that notice of redemption as provided in Article VII has been given or that arrangements have been made insuring that such notice will be given, there shall also be delivered to the Trustee an officers' certificate stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and an opinion of counsel stating that in his opinion such conditions precedent have been complied with."

ARTICLE III
SUNDRY PROVISIONS

Section 3.01. The recitals of fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsements showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, or evidence of the taking of such other action, if any, but the Trustee, subject to the provisions of Sections 14.02 and 14.03 of the Indenture, shall in no way be liable for any failure or omission in this regard.

Section 3.02. The date of this Supplemental Indenture and the date of the Series HH Bonds are intended as and for a date for the convenient identification of this Supplemental Indenture and of the Series HH Bonds, and are not intended to indicate that this Supplemental Indenture was executed and delivered or that the Series HH Bonds were executed, delivered or issued on said date; it being hereby provided that this Supplemental Indenture may be executed and delivered, and that the Series HH Bonds may be executed, delivered or issued, either on said date or before or after said date, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgment hereto attached.

Section 3.03. This Supplemental Indenture shall be deemed to be part of the Base Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.04. It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Base Indenture.

Section 3.05. In order to facilitate the recording of this Supplemental Indenture, the same may be, executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.

Section 3.06. All terms used in this Supplemental Indenture which are defined in the Indenture are not defined herein shall have the meaning assigned to them in the Indenture.

Section 3.07. To the extent any provision in this Supplemental Indenture conflicts with any provision in the Indenture, the provisions of this Supplemental Indenture shall govern; provided however, that in the event such conflict would require bondholder consent, the terms and provisions of the Indenture shall govern.

Section 3.08. This Supplemental Indenture and the Series HH Bonds shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.

Section 3.09. To the extent not otherwise addressed in this Supplemental Indenture, this Supplemental Indenture shall be subject to the provisions of Article XVII of the Indenture, the terms of which are hereby incorporated by referenced into this Indenture Supplement.

IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or its Treasurer and its Secretary or an Assistant Secretary and its corporate seal to be hereunto duly affixed, and U.S. Bank National Association, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by two of its authorized officers, including one or more of its Vice Presidents, all as of October 17, 2003.

Attest:	SOUTHERN CALIFORNIA GAS COMPANY

/S/ W. DAVIS SMITH ------------------------------------------------------	/S/ TERRY M. FLESKES ----------------------------------------------------------
Name: W. Davis Smith	Name: Terry M. Fleskes
Title: Assistant Secretary	Title: Vice President and Treasurer

Attest:

U.S. BANK NATIONAL ASSOCIATION
--------------------------------------------------------------	By: ----------------------------------------------------------------
Name: Ashraf Almurdaah	Name: Fonda Hall
Title: Vice President	Title: Vice President

STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

On this 15..day of October, 2003, before me, ..........................., Notary Public, personally appeared Terry M. Fleskes, personally known to me to be one of the persons whose names are subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the entity upon behalf of which he acted executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission expires .....................

DEBORA R. COVEY . Commission # 1294854

Notary Public California San Diego County My comm. Expires Mar 20, 2005

STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

On this 15. day of October, 2003, before me, ........................... Notary Public, personally appeared W. Davis Smith, personally known to me to be one of the persons whose names are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument, the entity upon behalf of which he acted executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission expires .....................

DEBORA R. COVEY . Commission # 1294854

Notary Public California San Diego County My comm. Expires Mar 20, 2005

IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or its Treasurer and its Secretary or an Assistant Secretary and its corporate seal to be hereunto duly affixed, and U.S. Bank National Association, in token of its acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by two of its authorized officers, including one or more of its Vice Presidents, all as of October 17, 2003.

Attest:	SOUTHERN CALIFORNIA GAS COMPANY

------------------------------------------------------	By: ----------------------------------------------------------
Name: W. Davis Smith	Name: Terry M. Fleskes
Title: Assistant Secretary	Title: Vice President and Treasurer

Attest:

U.S. BANK NATIONAL ASSOCIATION
/S/ASHRAF ALMURDAAH --------------------------------------------------------------	/S/FONDA HALL ----------------------------------------------------------------
Name: Ashraf Almurdaah	Name: Fonda Hall
Title: Vice President	Title: Vice President

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California

County of Los Angeles

On October 16, 2003, before me, Ismael Diaz, Notary Public, personally appeared Fonda Hall and Ashraf Almurdaah, personally known to me, to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Ismael Diaz

Commission # 1242949

Notary Public-California

Los Angeles County

My Comm. Expires Nov. 22, 2003

SCHEDULE A

Incorporated in and made a part of the Supplemental Indenture dated as of October 17, 2003, by and among Southern California Gas Company and U.S. Bank National Association, Trustee.

The descriptive names or captions do not constitute a part of the property descriptions, being used only for convenience of reference and not identification.

COUNTY OF SAN BERNARDINO

Those certain lots, pieces and parcels of land and other property, rights and estates situated in the County of San Bernardino, State of California, described as follows:

San Bernardino Base (Adjacent Parcel)

THAT PORTION OF LOT 17, LYING SOUTH OF THE ATCHISON, TOPEKA AND SANTA FE RAILROAD RIGHT OF WAY, IN BLOCK 11, OF RANCHO SAN BERNARDINO, IN THE CITY OF SAN BERNARDINO, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED IN BOOK 7 OF MAPS, PAGE 2, RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF SAID LOT 17, ADJOINING THE SOUTH LINE OF THE ATCHISON, TOPEKA AND SANTA FE RAILWAY RIGHT OF WAY; THENCE SOUTH ALONG THE WEST LINE OF SAID LOT, 140 FEET; THENCE EAST 200 FEET; THENCE NORTH 140 FEET; THENCE WEST 200 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NUMBER: 0136-101-15

San Bernardino Base (Adjacent Parcel)

PARCEL 1:

THAT PORTION OF LOT 17, BLOCK 11 OF RANCHO SAN BERNARDINO, IN THE COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED IN BOOK 7, OF MAPS, PAGE 2, RECORDS OF SAID COUNTY, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE EAST LINE OF SAID 17 WITH THE SOUTH LINE OF ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY RIGHT OF WAY; THENCE ALONG THE EAST LINE OF SAID LOT, SOUTH 220 FEET; THENCE WEST PARALLEL TO THE SOUTH LINE OF SAID RAILWAY RIGHT OF WAY 240.54 FEET TO THE EAST LINE OF THE LAND CONVEYED TO THE SOUTHERN CALIFORNIA GAS COMPANY BY DEED RECORDED JULY 26, 1938, IN BOOK 1290, PAGE 101, OFFICIAL RECORDS; THENCE NORTH ALONG THE EAST LINE OF SAID GAS COMPANY LAND 220 FEET TO THE SOUTH LINE OF SAID RAILWAY RIGHT OF

WAY; THENCE EAST ALONG SAID RAILWAY RIGHT OF WAY 240.44 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT AND RIGHT OF WAY FOR INGRESS AND EGRESS OVER PROPERTY DESCRIBED AS FOLLOWS:

PORTION OF LOTS 16 AND 17, BLOCK 11, RANCHO SAN BERNARDINO, IN THE CITY OF SAN BERNARDINO, AS PER PLAT RECORDED IN BOOK 7, OF MAPS, PAGE 2, RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE EAST LINE OF "G" STREET WHICH IS 155 FEET SOUTH MEASURED ALONG SAID LINE FROM THE NORTH LINE OF SAID LOT 16, SAID POINT ALSO BEING THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED TO THE SIGNAL OIL COMPANY BY DEED RECORDED FEBRUARY 9, 1942, IN BOOK 1514, PAGE 419, OFFICIAL RECORDS;

THENCE EAST ALONG THE SOUTH LINE OF SAID SIGNAL OIL COMPANY LAND AND THE EASTERLY EXTENSION THEREOF 400 FEET TO THE SOUTHEAST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED TO THE SIGNAL OIL COMPANY BY DEED RECORDED JANUARY 19, 1946, IN BOOK 1861, PAGE 231, OFFICIAL RECORDS; THENCE NORTH ALONG THE EAST LINE OF SAID OIL COMPANY'S LAND AND OF LAND CONVEYED TO THE SOUTHERN CALIFORNIA GAS COMPANY BY DEED RECORDED JULY 26, 1938, IN BOOK 1290, PAGE 101, OFFICIAL RECORDS, 254.86 FEET TO A POINT DISTANT 220 FEET SOUTH OF THE SOUTH LINE AT THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY RIGHT OF WAY; THENCE EAST 30 FEET;THENCE SOUTH 284.86 FEET TO A POINT WHICH IS 504.86 FEET SOUTH OF THE SAID SOUTH LINE OF SAID RIGHT OF WAY; THENCE WEST 430 FEET TO THE EAST LINE OF "G" STREET; THENCE NORTH ALONG SAID LAST NAMED LINE 30 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NUMBER: 131-101-14

EXHIBIT A

[FORM OF REGISTERED BOND WITHOUT COUPONS, SERIES HH, DUE 2018]

[If this bond is issued as a global security, insert the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

SOUTHERN CALIFORNIA GAS COMPANY
(Incorporated under the laws of the State of California)

FIRST MORTGAGE BOND, SERIES HH, DUE 2018
5.45%

No.

CUSIP No. 842434 CD 2

SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the "Corporation", which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to [If this bond is issued as a global security, insert "CEDE & CO." in the foregoing - space] or registered assigns, the principal sum of in lawful money of the United States of America, on the fifteenth day of April, 2018, and to pay interest thereon from the date of this bond, at the rate of 5.45% per annum in like lawful money, payable semi-annually, on the fifteenth day of April and October in each year, to the holder of record of this bond on the immediately preceding first day of April and October, respectively, commencing April 15, 2004, until the Corporation's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both the principal of and interest on this bond will be paid at the corporate trust office of U.S. Bank National Association, or its successor trustee under said Indenture, in the City and County of San Francisco, State of California [if this bond is a definitive bond, insert: ", or at the office or agency in the Borough of Manhattan, City and County of New York, State of New York, that the Corporation maintains for such purpose"]. Notwithstanding the foregoing, so long as the holder of the Series HH Bonds is a depositary, or its nominee, payment of the principal of (and premium, if any) and interest on this bond will be made by wire transfer of immediately available funds.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set forth at this place.

IN WITNESS WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by the facsimile signature of its authorized officer and a facsimile of its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:

SOUTHERN CALIFORNIA GAS COMPANY

(CORPORATE SEAL By

Vice President

Attest:

Secretary

[REVERSE SIDE - FORM OF REGISTERED BOND
WITHOUT COUPONS, SERIES HH, DUE 2018]

This bond is one of a duly authorized issue of bonds of the Corporation (herein called the "bonds"), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured by a mortgage and deed of trust dated October 1, 1940, between the Corporation and U.S. Bank National Association, as successor trustee, to which mortgage and deed of trust and all indentures supplemental thereto, including Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, June 1, 1956, December 1, 1956, June 1, 1965, August l, 1972, May 1, 1976, September 15, 1981, May 18, 1984, November 15, 1986, January 15, 1988, August 15, 1992 and October 1, 2002 (herein collectively referred to as the "Indenture"), reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the bonds and of the Trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums, and may be issued in series, which may mature at different times, may bear interest at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond in one of a series designated as the "First Mortgage Bonds, Series HH, due 2018" (herein called "Series HH" Bonds) of the Corporation, issued under and secured by the Indenture. Terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the Trustee and consented to by the holders of not less than two-thirds (2/3) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (2/3) in principal amount of the bonds of each series so affected, the Indenture or any indenture supplemental thereto and the rights and obligations of the Corporation and the holders of bonds, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders' consents required as aforesaid; such proportions to be determined in each case as provided in the Indenture.

The Series HH Bonds are entitled to the benefits of the Renewal Fund as provided in the Indenture.

All or a portion of the Series HH Bonds may be redeemed at the Corporation's option at any time or from time to time.

The price at which the Series HH Bonds will be redeemed (the "Redemption Price") on the date fixed for such redemption (the "Redemption Date") will be equal to the greater of the following amounts: (a) 100% of the principal amount of the bonds being redeemed on the

Redemption Date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Series HH Bonds being redeemed on that Redemption Date (not including any portion of any payments of accrued and unpaid interest to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 20 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Series HH Bonds that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on such Interest Payment Dates to the registered holders of such Series HH Bonds as of the close of business on the relevant record date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Unless the Corporation defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Series HH Bonds or portions thereof called for redemption.

"Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Series HH Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series HH Bonds.

"Comparable Treasury Price" means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, or (B) if only one Reference Treasury Dealer Quotation is received, such Quotation.

"Reference Treasury Dealer" means (A) ABN AMRO Incorporated and Banc One Capital Markets, Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer(s); and (B) any other Primary Treasury Dealer selected by the Corporation.

"Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporation by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

In the event of redemption of this bond in part only, a new bond or Series HH Bonds and of like tenor for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

Notice of any such redemption will be mailed to the registered owners of the Series HH Bonds to be redeemed not less than 30 nor more than 60 days before the Redemption Date. Once notice of redemption is mailed, the Series HH Bonds called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date. Upon the Corporation's election to redeem all or a portion of the Series HH Bonds, that redemption will not be conditional upon receipt by the paying agent or the Trustee of monies sufficient to pay the Redemption Price.

In case an event of default, as defined in the Indenture, shall occur, the principal of all bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

This bond is transferable by the registered owner hereof at the office or agency of the Corporation in said City and County of San Francisco [if this bond is a definitive bond, insert: ", or at the office or agency in the Borough of Manhattan, City and County of New York, State of New York, that the Corporation maintains for such purpose"] and in such other place or places as the Corporation may designate at any time or from time to time, and thereupon a new fully registered bond or bonds of said series, without coupons, of authorized denomination or denominations, of a like aggregate principal amount, will be issued to the transferee or transferees in exchange for this bond; and at any of said offices or agencies fully registered Series HH Bonds without coupons, are exchangeable for a like aggregate principal amount of other such fully registered bonds of authorized denominations; all in the manner and subject to the conditions as provided in the Indenture.

No recourse shall be had for the payment of the principal of or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the Corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

This bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until U.S. Bank National Association, or its successor as Trustee under the Indenture, shall have signed the form of certificate endorsed hereon.

This bond shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE

This bond is one of the bonds, of the series designated therein, described in the withinmentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION Trustee

By ...........................................

Authorized Officer